UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2018
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on November 21, 2017, Stone Energy Corporation (the “Company”) and certain of its subsidiaries, Sailfish Energy Holdings Corporation (“New Talos”) and Sailfish Merger Sub Corporation (“Merger Sub”), entered into a Transaction Agreement (the “Transaction Agreement”) with Talos Energy LLC (“Talos Energy”) and its indirect wholly owned subsidiary, Talos Production LLC (“Talos Production”), pursuant to which the Company and Talos Energy agreed to combine in an all-stock transaction. The transactions contemplated by the Transaction Agreement (the “Transactions”) include (i) the merger of Merger Sub with and into the Company, with the Company surviving the merger as a direct wholly owned subsidiary of New Talos, (ii) the contribution of 100% of the equity interests in Talos Production to New Talos in exchange for shares of New Talos common stock and (iii) the contribution of $102 million in aggregate principal amount of senior unsecured notes issued by Talos Production and Talos Production Finance Inc. to New Talos by entities controlled by or affiliated with Apollo Management VII, L.P., Apollo Commodities Management, L.P., with respect to Series I, and Riverstone Energy Partners V, L.P. in exchange for shares of New Talos common stock. The closing of the Transaction Agreement is conditioned upon, among other things, the adoption of the Transaction Agreement and the adoption and approval of the Transactions by the holders of a majority of the outstanding shares of Company common stock.

Pursuant to a consent solicitation statement/prospectus dated April 9, 2018, which was included as part of a Registration Statement on Form S-4 filed by New Talos, the Company solicited written consents from its stockholders to (i) adopt the Transaction Agreement, and thereby approve and adopt the Transactions, (ii) approve, on a non-binding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers in connection with the Transactions (the “Transaction-Related Compensation”) and (iii) adopt the Talos Energy Inc. Long Term Incentive Plan (the “New Talos LTIP”). The board of directors of the Company set April 5, 2018 as the record date for determining the Company stockholders entitled to execute and return written consents. As of May 3, 2018, stockholders party to voting agreements with the Company and Talos Energy that owned 10,212,937 shares of Company common stock as of April 5, 2018 had delivered written consents adopting the Transaction Agreement, and thereby approving and adopting the Transactions, approving the Transaction-Related Compensation and adopting the New Talos LTIP. The Company stockholders that delivered written consents collectively own approximately 51.1% of the outstanding shares of Company common stock. As a result, no further action by any Company stockholder is required under applicable law or otherwise to adopt the Transaction Agreement, and thereby approve and adopt the Transactions, approve the Transaction-Related Compensation or adopt the New Talos LTIP and the consent solicitation process has concluded. The Company currently expects to close the Transactions on or about May 10, 2018.

Item 7.01.    Regulation FD Disclosure.

On May 3, 2018, the Company and Talos Energy issued a joint press release announcing stockholder approval of the Transactions. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit Number	Description
99.1	Press release dated May 3, 2018, “Talos Energy LLC Announces Stockholder Approval of Transaction Agreement with Stone Energy Corporation”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: May 3, 2018	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary